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                                                                     EXHIBIT 2.2


                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

         This First Amendment to Agreement and Plan of Merger (the "Amendment") is made and entered into as of December 1, 2000, by and among The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), Cidadaw Acquisition Corp, a Delaware corporation and wholly-owned subsidiary of TriZetto ("Merger Sub"), Resource Information Management Systems Inc., an Illinois corporation ("RIMS"), the shareholders of RIMS listed on the signature pages attached hereto (each, a "Shareholder" and collectively, the "Shareholders"), Terry L. Kirch ("Kirch") and Thomas H. Heimsoth ("Heimsoth").

                                    RECITALS:

         A. TriZetto, Merger Sub, RIMS, the Shareholders, Kirch and Heimsoth have entered into that certain Agreement and Plan of Merger, dated as of November 2, 2000 (the "Agreement"), pursuant to which TriZetto will acquire RIMS by means of a merger of Merger Sub with and into RIMS, with RIMS surviving as a wholly owned subsidiary of TriZetto.

         B. The Agreement provides for, among other things, the satisfaction of certain closing conditions prior to Closing, and for the issuance of shares of restricted stock of TriZetto immediately following the Closing in the amounts set forth in the Agreement.

         C. The parties to the Agreement desire to amend the Agreement by waiving certain closing conditions of TriZetto and providing for adjustments to the number of shares of restricted stock and vesting thereof, each as more fully set forth in this Amendment.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. CLOSING CONDITIONS.

                  1.1 TERMINATION AGREEMENTS. Section 9.1(q) of the Agreement, which provides that each employee of RIMS who is a party to a Termination Agreement shall have agreed to terminate such agreement prior to the Effective Date, is hereby waived as a condition to Closing; provided, however, that failure by RIMS to deliver to TriZetto evidence of termination of all Termination Agreements to which RIMS is a party, including, without limitation, Termination Agreements with employees, directors and consultants of RIMS, by December 4, 2000 (the "Termination Date"), shall cause the number of shares of restricted stock to be issued pursuant to Section 6.5 of the Agreement to be reduced, as hereinafter provided.

                  1.2 SALE OF LEASES. Section 9.1(t) of the Agreement, which provides that RIMS shall have sold all right, title and interest in and to the leases in its lease portfolio to an unrelated third party for an amount equal to at least $2,200,000, is hereby waived as a condition to Closing; provided, however, that RIMS shall use its best efforts to consummate a sale of the lease portfolio to LYNCO Capital Corp. for an aggregate purchase price of approximately $2,650,000, subject to a 25% holdback and such other terms as may be reasonably agreed to by RIMS, with the consent of

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TriZetto, as soon as reasonably practicable. In the event the contemplated sale of the lease portfolio to LYNCO Capital Corp. is not consummated, Kirch and Heimsoth shall use their commercially reasonable best efforts on behalf of RIMS to sell the lease portfolio on terms reasonably acceptable to TriZetto.

         2. RESTRICTED STOCK GRANTS. Section 6.5 of the Agreement is hereby amended and restated to read in its entirety as follows:

                  "6.5 RIMS Employee Stock. As soon as practicable following the Termination Date, TriZetto shall issue and deliver to the Persons and in the respective amounts set forth on Exhibit C, an aggregate number of shares of TriZetto Stock equal to $2,000,000 divided by the average closing sales price of the TriZetto Stock as reported on the NMS (or other exchange or similar market on which TriZetto is regularly traded if not then traded on NMS) for the five trading days beginning on the second full trading day prior to the public announcement of the execution of this Agreement (the "RIMS Employee Shares"), which shares shall vest at the rate of 33 1/3% per year pursuant to a three year vesting schedule and shall be conditioned on continued employment with TriZetto. Notwithstanding the foregoing, in the event any of the Persons set forth in Exhibit C do not enter into an agreement to terminate their Termination Agreement on or prior to the Termination Date, the number of shares of TriZetto Stock to which such Person shall be entitled pursuant to this Section 6.5 shall be reduced by the number of shares with a value equal to $100,000, as calculated above, except with respect to Jerry Horwitz, whose shares shall be reduced by the number of shares with a value equal to $150,000, as calculated above. To the extent the total amount of shares of restricted stock are not allocated to specific employees of RIMS on Exhibit C prior to Closing, the RIMS employees entitled to receive such unallocated shares shall be designated by RIMS no later than December 15, 2000. TriZetto shall not be obligated to issue any shares of restricted stock that remain undesignated after December 15, 2000."

         3. REGISTRATION OF SHARES UNDERLYING OPTIONS. TriZetto agrees to use its commercially reasonable best efforts to register all of the shares of TriZetto Stock purchasable under TriZetto Options to be issued pursuant to
Section 2.1(c) of the Agreement under the 1933 Act on a registration statement on Form S-8, if available, within thirty (30) days following the Effective Date.

         4. MISCELLANEOUS.

                  4.1 EFFECT OF AMENDMENT. The provisions of this Amendment are hereby incorporated into and made part of the Agreement. Except as amended by this Amendment, all of the provisions of the Agreement shall continue in full force and effect.

                  4.2 DEFINITIONS. Unless otherwise defined in this Amendment, capitalized terms have the meanings given in the Agreement.

                  4.3 ENTIRE AGREEMENT. The Agreement (including the documents and the instruments referred to therein), and this Amendment constitute the entire agreement among the parties and supersede all prior agreements, understandings and representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

                  4.4 COUNTERPARTS. This Amendment may be executed in counterparts, which shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        THE TRIZETTO GROUP, INC., a Delaware
                                        corporation


                                             By:
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------



                                        CIDADAW ACQUISITION CORP., a Delaware
                                        corporation



                                             By:
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------




                                        RESOURCE INFORMATION MANAGEMENT SYSTEMS,
                                        INC., an Illinois corporation


                                             By:
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------


                                        ----------------------------------------
                                             Thomas H. Heimsoth


                                        ----------------------------------------
                                             Terry L. Kirch


       [Signature Page to First Amendment to Agreement and Plan of Merger]

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                                        THE SHAREHOLDERS


                                             PRAIRIE STREET PARTNERS, L.P.
                                             By: Kirch Family Trust of 2000,
                                                 its General Partner

                                                 By: American National Bank
                                                     and Trust Co. of Chicago,
                                                     its Trustee


                                                     By:
                                                         -----------------------
                                                     Name:
                                                           ---------------------
                                                     Its:
                                                          ----------------------

                                             TIMBERLEE PARTNERS


                                             By:
                                                 -------------------------------
                                             Name: Terry Kirch
                                             Its: General Partner

                                             DOVE HILL HOLDING PARTNERSHIP, L.P.
                                             By: Hatchwood Family Trust, its
                                                 General Partner

                                                  By:  American National Bank
                                                       and Trust Co. of Chicago,
                                                       its Trustee


                                                     By:
                                                         -----------------------
                                                     Name:
                                                           ---------------------
                                                     Its:
                                                          ----------------------



                                             -----------------------------------
                                                  Thomas H. Heimsoth


       [Signature Page to First Amendment to Agreement and Plan of Merger]